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                                     EX-4.2





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                                    AGREEMENT

This AGREEMENT is entered into by and between ______________ (the "Participant") and FC Banc Corp. (the "Company") as of the date written below.

                                    RECITALS

1. Pursuant to the FC Banc Corp. 1997 Stock Option and Incentive Plan (the "Plan"), the Committee (as defined in the Plan) has granted to the Participant a Stock Option (as defined in the Plan) subject to the terms and conditions set forth in the Plan, this Agreement, and the grant attached to this Agreement as Exhibit A. A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached hereto.

2. The Participant desires to accept the grant and the Company desires to provide any benefits that become payable pursuant to the grant in accordance with the terms of the Plan, this Agreement and the grant.

NOW, THEREFORE, the Company and the Participant agree to terms set forth below:

         1. Any benefit provided to the Participant (or any other person) pursuant to the grant of the Stock Option to such Participant shall be determined in accordance with the terms of the Plan and the grant, which are incorporated into this Agreement by reference, except to the extent otherwise specifically provided in this Agreement or any amendment to this Agreement.

         2. The exercise of the Stock Option pursuant to the grant is conditioned upon the acceptance by the Participant of the terms of the Plan, this Agreement and the grant, as evidenced by his execution of this Agreement in the space provided below, and the return of an executed original of this Agreement to the Secretary of the Company no later than __________, 199__.

         3. The Participant and the Company may amend this Agreement in writing to the extent permitted under the terms of the Plan.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on this _________ day of ______________________________ , 199__.



                                       FC BANC CORP.

                                       BY:
                                          -------------------------


                                       ----------------------------
                                       PARTICIPANT


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                                    EXHIBIT A
                                      GRANT

Pursuant to the terms of the FC Banc Corp. 1997 Stock Option and Incentive Plan (the "Plan"), the Committee hereby grants an option to purchase from the Company the number of shares of Stock at the purchase price per share as set forth below:

1.       STOCK OPTION

         Name of Participant:
                                                             ------------------

         Number of Shares covered by Option
                                                             ------------------

         Option Price per Share
                                                             ------------------

         Date of Grant
                                                             ------------------

         Type of Option
                                                         ----------------------
                                                         Incentive/Non-Qualified

         Exercise Schedule:

                                                    Exercise Period
                                                    ---------------

         Number of Shares            Commencement                     Expiration
         Subject to Option              Date                             Date
         -----------------              ----                             ----

2.       DURATION OF STOCK OPTION

         Except as otherwise set forth in Section 1, above, or in the Plan, the option granted hereunder shall be exercisable while the Participant remains in the service of the Company, or any Subsidiary or Affiliate within a nine(9) year period commencing on the first anniversary of the date the option is granted. The duration and exercisability of the option granted hereunder upon separation of service from the Company or any Subsidiary or Affiliate shall be governed by the terms of the Plan.

3.       EXERCISABILITY AND DISTRIBUTION

         The Participant shall exercise the option granted hereunder, in whole or in part, by submitting a written statement to the Committee at the address of the Company at the time of such exercise, setting forth the number of shares of stock of the Company which the Participant is purchasing. The date of exercise is the date on which such written statement is received by the Company. Such written statement shall be accompanied by a certified check in the amount of the purchase price. The Committee shall determine within a reasonable period of time of receipt of such written notice and certified check and in accordance with the terms of the Plan, whether such exercise shall be satisfied by means of a distribution of shares of stock and a cash payment equal to the spread value or only by means of shares of stock. The Committee shall notify the Participant in writing of its decision with respect to satisfying the exercise of the option granted hereunder, and shall take all action necessary to distribute to the Participant in a timely manner the cash payment and/or shares of stock.

4.       CONDITION TO EXERCISABILITY

         The exercise of the option granted hereunder is conditioned upon the acceptance by the Participant of the terms of the Plan, a stock option agreement and this grant, as evidenced by his execution and the return of the Agreement to the Secretary of the Company no later than ____________, 1997.

5.       CONFIDENTIALITY


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         By accepting the grant of an option hereunder, the Participant agrees to maintain in strictest confidence and not to disclose the amount and terms of the option granted hereunder, except as disclosure thereof may be required by applicable law and except as the Committee may permit such disclosure. In the event of breach of this confidentiality agreement, the Participant acknowledges and agrees that the option granted hereunder will, except as the Committee may otherwise decide, be forfeited. Such forfeiture shall affect such option only to the extent that the option shall not have been exercised.

6.       GENERAL

         Unless specifically defined in this grant, all terms initially capitalized shall have the meaning assigned to them in the Plan.

IN WITNESS WHEREOF, the members of the Committee hereby execute this grant on this ____ day of ___________, 199__.


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